Exhibit 10.42

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of March 29, 2022 (the “Effective Date”), by and between TWAIN GL XXVIII, LLC, a Missouri limited liability company (“Buyer”), and NEW RISE RENEWABLES RENO, LLC (f/k/a Ryze Renewables Reno, LLC), a Delaware limited liability company (“Seller”).

In consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby enter into this Agreement and covenant and agree as follows:

1.           Definitions.

(a)           “Affiliate” means any Person directly or indirectly controlling, controlled by or under common control with Seller or Tenant.

(b)           “Agent” means any partner, member, shareholder, equity owner, director, manager, officer, employee, contractor, agent or Affiliate of Seller or Tenant.

(c)           Intentionally deleted.

(d)           “Budget” means the budget for the construction of the Project attached hereto as Exhibit B, as the same may be amended by change orders or additional tenant improvements permitted by the Lease.

(e)           “Building Systems” means the mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, building management, elevator and other service systems or facilities of the buildings located on the Land.

(f)            “Business Day” or “business day” means any day other than a Saturday, Sunday or legal holiday under the laws of the United States or the State of Missouri.

(g)           “Close” or “Closing” means the consummation of the transactions contemplated by this Agreement on or before the Closing Date.

(h)           “Closing Date” means the Effective Date of this Agreement.

(i)            “Deed” means a special warranty deed (or the equivalent instrument under the laws of the jurisdiction where the Property is located), conveying fee simple marketable title of the Property to Buyer, subject only to the Permitted Encumbrances and in form and substance acceptable to Buyer.

Purchase and Sale Agreement

New Rise Renewables (NV)

(j)             “Due Diligence Documents” means copies of: (i) the Existing Title Documents; (ii) the Existing Environmental Reports; (iii) the Existing Leasing and Management Documents; (iv) the Existing Appraisal and Inspection Reports; (v) the Existing Construction Documents; (vi) the Warranties; (vii) the Tax Information; (viii) the Monetary Encumbrances; (ix) certificates of insurance evidencing types and amounts of coverage for all existing property and liability insurance policies relating to the Property (on the most recently published ACORD 28 and ACORD 25 forms respectively); (x) a reasonably detailed description of all insurance claims involving the Property; (xi) all invoices, assessments and written notices received from any property owner associations, all rules and regulations and bylaws of such associations, and all written approvals from applicable property owner associations and/or architectural review committees; (xii) all flood maps, flood zone determinations, and letters of flood map amendments/revisions related to the Property; (xiii) the Financial Information, including a reasonably detailed description of all debt associated with Tenant, its Affiliates or the Property, including, without limitation, current financial and negative covenants of debt (secured and unsecured), liens or security interests in any or all of the trade fixtures, machinery, equipment, furniture, furnishings, inventory or other property located at the Property; (xiv) the Organizational Documents for Seller and Tenant, together with an organizational chart of Seller, Tenant, and all Affiliates; (xv) a reasonably detailed description of any pending or threatened litigation or condemnation actions involving the Seller, Tenant or the Property; and (xvi) such other information and documents reasonably required by Buyer.

(k)            “Environmental Assessments” means that certain Phase I Environmental Site Assessment Report dated December 10, 2021, prepared by Converse Consultants, as Project # 21-23245- 01 concerning the Property.

(l)             “Environmental Law” means all federal, state and local laws, common laws, equitable doctrine, rules, regulations, statutes, codes, ordinances, directives, guidance documents, cleanup or other standards, and any other governmental requirements or standards currently in existence or hereafter enacted or rendered which pertain to, regulate, or impose liability or standards of conduct concerning the use, storage, human exposure to, handling, transportation, release, cleanup or disposal of Hazardous Substances.

(m)           “Escrow Agent” means Ticor Title of Nevada, Inc.

(n)            “Existing Appraisal and Inspection Reports” means, collectively, all third-party appraisal, zoning, property inspection, property condition and/or engineering reports performed for the Property for the benefit of Seller, Tenant or any Affiliate or Agent.

(o)            “Existing Construction Documents” means, collectively, the Engineering, Procurement and Construction Services Contract, the Plans and Specifications, and all other plans, drawings, contracts, licenses, permits, certificates (including without limitation certificates of occupancy), licenses, approvals, qualification statements and other similar documentation related to the development, construction, renovation, alteration or improvement of the Property or Seller’s and/or Tenant’s lawful use and occupancy thereof, in existence as of the date hereof.

Purchase and Sale Agreement

New Rise Renewables (NV)

(p)            “Existing Environmental Reports” means the Environmental Assessments and all other environmental, soils or engineering data, reports, assessments, studies, test results, notices, agreements, letters, permits, licenses, certificates, approvals, registrations, applications, governmental authorizations, and other documentation or information with respect to the Property, including, without limitation, all documentation or information with respect to the Property’s compliance with or violation of any Environmental Law.

(q)            “Existing Leasing and Management Documents” means the Lease and all other existing leasing, licensing and management agreements or other similar agreements, which wholly or partially affect or relate to the possession, use, management, maintenance or operation of the Property or construction or repair thereon, and all other agreements, instruments and documents relating or modifying such leasing, licensing and management agreements.

(r)             “Existing Title Documents” means (i) the Title Commitment, the Pro Forma Policy and all other existing title insurance commitments, policies, searches and examinations relating to the Property; (ii) the Survey all other existing surveys, site plans, or other similar maps of the Property, or portion thereof, and (iii) if the Property is subject to any condominium declaration or other covenants, conditions or restrictions, then copies of any declarations, plats, governance documents, restrictive covenants, easement agreements, parking agreements, rules or other instruments or agreements relating thereto.

(s)            “Finance Fee” means an amount equal to One Million Three Hundred Sixty-Five Thousand Three Hundred Thirty-Three and 15/100 Dollars ($1,365,333.15), due and payable to Buyer on the Closing Date.

(t)             “Financial Information” means all financial statements and data for Seller and Tenant in the possession or control of Seller, Tenant or any Affiliate, including, if available, any site-level financial statements or data.

(u)            “Engineering, Procurement and Construction Service Contract” means collectively (i) the Engineering, Procurement and Construction Services Contract for Hyrdrotheater Off Gas Conservation System and Reformer Upgrades, dated December 31, 2021, by and between Seller and ENCORE DEC, LLC, as amended, restated or otherwise modified from time to time, and (ii) the Engineering, Procurement and Construction Services Contract for Feedstock Degumming aka Treatment, Waste Water Treatment and Balance of Plant dated December 31, 2021, by and between Seller and ENCORE DEC, LLC, as amended, restated or otherwise modified from time to time.

(v)            “Governmental Authority” means any federal, state, county, city, local, municipal or other governmental, regulatory or administrative agency, governmental commission, department, board, subdivision, court, tribunal, or other governmental arbitrator; arbitral body and all of their respective departments, bureaus, agencies or officers, and any insurance underwriting board or insurance inspection bureau or any other body exercising similar functions.

Purchase and Sale Agreement

New Rise Renewables (NV)

(w)           “Guarantor” means ENCORE D.E.C., LLC, a Nevada limited liability company, and New Rise Renewables, LLC, a Delaware limited liability company (formerly known as Ryze Renewables, LLC, a Delaware limited liability company).

(x)             “Guaranty” means the Guaranty dated as of the Closing Date, by Guarantor in favor of Buyer, as amended, restated or otherwise modified from time to time.

(y)            “Hazardous Substances” means any and all toxic or hazardous substances, chemicals, materials, pollutants or other substances, of any kind or nature, which are regulated, governed, restricted or prohibited by or support a claim under any Environmental Law.

(z)            “Intangible Property” means, collectively, all of Seller’s right, title and interest in and to (i) all architectural and engineering drawings, work product, records, licenses, permits, plans, approvals and other written authorizations used or useful solely in connection with the Property for the use, operation or ownership of any of the Property, and (ii) all Warranties, to the extent in effect and assignable.

(aa)          “Lease” means the Ground Lease to be entered into by Tenant, as tenant, and Buyer, as landlord, at Closing, dated as of the Closing Date, and in form and substance acceptable to Buyer, as amended, restated or otherwise modified from time to time.

(bb)         “Lease Terminations” means one or more lease terminations and/or other similar agreement as necessary to terminate all existing leasing agreements and/or memorandums of lease with respect to the Property, or any portion thereof, all and each of which shall be dated as of the Closing Date, and in form and substance reasonably acceptable to Buyer.

(cc)          “Legal Requirements” means all laws, ordinances, statutes, rules, regulations, orders, directions and requirements of all Governmental Authorities currently in existence or hereafter enacted that affect the Property or the parties hereto.

(dd)         “Monetary Encumbrances” means all mortgages, deeds of trust, mechanics’ liens, security interests, security instruments secured by any of the Property, judgments and other monetary liens and encumbrances affecting title to or ownership of any of the Property, including, without limitation, liens for delinquent real estate taxes and assessments.

(ee)          “Organization and Authorization Certificate” means the Organization and Authorization Certificate to be executed by each of Seller and Tenant in favor of Buyer at Closing, dated as of the Closing Date, and in form and substance acceptable to Buyer.

(ff)           “Organizational Documents” means the articles of incorporation, certificate of incorporation, trust agreement, charter, bylaws, articles of formation, certificate of formation, regulations, operating agreement, deed in trust, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments and modifications thereto, together with a complete list of all officers, directors, trustees, beneficiaries, shareholders, members, managers, general partners, limited partners, and the like, of such Person.

Purchase and Sale Agreement

New Rise Renewables (NV)

(gg)         “Permitted Encumbrances” means all of the following: (i) zoning, building and land use laws, ordinances, rules and regulations applicable to the Property; (ii) the lien of taxes and assessments on the Property not yet due and payable; and (iii) all matters enumerated in the Pro Forma Policy in form and substance satisfactory to Buyer.

(hh)         “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, non-incorporated organization or government or any agency or political subdivision thereof or any other entity.

(ii)            “Personal Property” means, collectively, if any, all records and files of Seller relating to the operation, maintenance, improvement and renovation of the Property.

(jj)            “Plans and Specifications” means the final plans and specifications for the development and construction of the Project, as the same may be amended from time to time, subject to the terms of this Agreement.

(kk)          “Pro Forma Policy” means the pro forma title insurance policy prepared by the Title Company in favor of Buyer for the Property, in form and substance acceptable to Buyer.

(ll)            “Project” means the construction of certain facilities for a renewable diesel refinery described with more particularity in the Engineering, Procurement and Construction Services Contract, together with all improvements, furnishings, equipment and personal property to be located thereon.

(mm)       “Property” means, collectively, (i) all of that certain real property located at 611 Peru Drive, McCarren, Storey County, Nevada, as more particularly described on Exhibit A, together with all buildings, improvements and fixtures located thereon, now or in the future, and all rights, privileges, tenements, easements, licenses, hereditaments and appurtenances belonging or pertaining thereto; (ii) the Personal Property; and, (iii) the Intangible Property. The Property shall not include Tenant’s trade fixtures or Personal Property; provided, however, the Property expressly includes all Building Systems.

(nn)         “Purchase Price” means [***]

(oo)          “Survey” means the ALTA/NSPS survey of the Property dated December 18, 2021, prepared by Meridian Surveying & Mapping, Inc., last revised March 8, 2022.

(pp)         “Tax Information” means, collectively, copies of: (i) the real estate tax bills for the Property for the current tax year; (ii) the most recent tax assessment for each parcel comprising the Property, any current or threatened betterment assessments; (iii) any tax abatement, economic incentive, or “PILOT” agreements; and (iv) complete files on any pending tax appeal proceedings.

Purchase and Sale Agreement

New Rise Renewables (NV)

(qq)          “Tenant” means New Rise Renewables Reno, LLC (f/k/a Ryze Renewables Reno, LLC), a Delaware limited liability company.

(rr)           “Title Commitment” means the commitment for title insurance ordered by Seller and received from the Title Company with respect to the Property, free and clear of all defects and encumbrances except for Permitted Encumbrances, and which shall contain (i) full coverage against mechanic’s liens, (ii) the deletion of all standard exceptions, and (iii) such endorsements thereto reasonably required by Buyer.

(ss)          “Title Company” means Ticor Title of Nevada, Inc., as an agent of Chicago Title Company.

(tt)           “Title Policy” means the ALTA title insurance policy issued by the Title Company, with extended coverage, having a coverage amount equal to the Purchase Price, which Title Policy shall be in the form of the Pro Forma Policy.

(uu)         “Transaction Documents” means this Agreement, the Deed, the Lease, the Guaranty, and all other documents, instruments and agreements which evidence or are otherwise executed in connection with the transactions contemplated by this Agreement, including all amendments, modifications, renewals, extensions, restatements and replacements thereof.

(vv)         “Transfer Taxes” means any and all documentary transfer, conveyance, stamp, sales, use, excise, privilege or similar tax, fee or charge of any Governmental Authority payable in connection with the delivery of any Deed, the Lease, any memorandum of lease, or any other instrument or document provided in or contemplated by this Agreement or the Exhibits hereto together with interest and penalties, if any, thereon, including any sales or similar taxes payable in connection with the transfer of any Personal Property comprising a part of the Property.

(ww)       “Warranties” means all right, title and interest held by Seller, Tenant, or any Affiliate in and to any and all warranties, indemnities and guaranties related to the renovation, construction, replacement, maintenance or ownership of the Property, including, without limitation, for roof, HVAC and other structural components and systems.

2.           Sale-Leaseback Transaction. In accordance with and subject to the terms and conditions of this Agreement, the following shall occur contemporaneously at Closing: (a) Seller shall sell and convey to Buyer, and Buyer shall purchase and accept from Seller, the Property; and (b) Buyer shall lease to Tenant, the “Premises,” as defined in the Lease.

3.           Buyer’s Conditions to Closing. Buyer shall not be obligated to acquire the Property and/or advance any portion of the Purchase Price to Seller unless the following conditions precedent shall have been satisfied or waived in writing by Buyer:

(a)            The representations and warranties made by Seller in the Transaction Documents shall be true and correct in all material respects, and all of the terms, provisions, covenants, conditions, agreements and obligations required to be performed by Seller on or before the Effective Date under the Transaction Documents shall have been performed, met or complied with in all material respects.

Purchase and Sale Agreement

New Rise Renewables (NV)

(b)            Buyer shall have received the Transaction Documents, duly executed by each party thereto, all in form and substance acceptable to Buyer.

(c)            Buyer shall have received, reviewed and approved the Due Diligence Documents, the Financial Information, the Existing Construction Documents, and such other documents relating to the Property and Project as reasonably requested by Buyer.

(d)            Buyer shall have received from each of Seller and Tenant certified copies of such entity’s Organizational Documents, a certificate of incumbency and authority of such entity as to the incumbency and signature of each representative of such entity that has executed any document on behalf of such entity in connection with the transactions contemplated by this Agreement, and such other documents, instruments, agreements and certificates as Buyer may reasonably request with respect to such entity.

(e)            Buyer shall have received, with respect to each of Seller and Tenant, (i) a good standing certificate from the Secretary of State of the state of such entity’s formation; (ii) certified resolutions authorizing the transactions contemplated by the Transaction Documents in form and content acceptable to Buyer; and (iii) such other documents, instruments and certificates as Buyer may reasonably request.

(f)             Buyer shall have timely received and approved the Budget. Buyer shall have received evidence reasonably satisfactory to Buyer that there are sufficient sources of funds (loan, equity or otherwise) committed on the Closing Date to pay the costs set forth on the Budget.

(g)            Seller shall have provided to Buyer and taken all necessary action in order to receive all authorizations and permits required by the appropriate governmental authority to complete the Project.

(h)            Neither Buyer nor Seller shall have received any notice that claims or asserts that there has been a failure to comply with or a breach of any of the approvals or authorizations required hereunder in any material respect.

(i)             There shall be no uncured default under this Agreement or any of the other Transaction Documents and no default shall exist and be continuing.

(j)             Buyer shall have received and approved written evidence reasonably satisfactory to Buyer that all utility services necessary for the construction of the Project and the operation thereof for its intended purposes are or will be available at the boundary of the Property, including water supply, storm and sanitary sewer facilities, electric and telephone facilities.

(k)            There shall be no action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to (i) materially and adversely affect Seller or Tenant or (ii) affect any transaction contemplated hereby or the ability of the Seller or Tenant to perform its obligations under the Transaction Documents.

Purchase and Sale Agreement

New Rise Renewables (NV)

(l)          Seller shall have paid all fees and expenses due and payable as of the Closing Date under the Transaction Documents.

(m)        Buyer and its agents shall have had the right, upon reasonable notice, to enter upon the Property, at their own risk and at reasonable times which did not interrupt normal business operations, to inspect the Property and conduct such due diligence investigations as Buyer deemed necessary. Seller shall have provided access to all parts of the Property and cooperated with such inspections and investigations in any way reasonably requested by Buyer.

(n)         Buyer shall have received the documents, data or information with respect to the Property and the Project as Buyer may reasonably request, subordination agreements, attornment agreements, certifications and consents from any entities (including any leasehold mortgagees of Tenant) involved in the transactions contemplated by this Agreement, all in form and content reasonably satisfactory to Buyer.

(o)         Seller shall have delivered to Buyer insurance certificates confirming Tenant’s compliance, as of the Closing Date, with the insurance requirements of the Lease.

(p)         The Title Company shall be irrevocably committed to issue the Title Policy.

(q)         The total amount of the Tenant Improvement Allowance (as defined in the Lease) shall not exceed thirty-five percent (35%) of the “as stabilized” value of the Project as set forth in the appraisal contained in the Existing Appraisal and Inspection Reports.

(r)          The annual Base Rent (as defined in the Lease) shall not exceed twenty-five percent (25%) of the “as stabilized” net operating income of the Project as set forth in the appraisal contained in the Existing Appraisal and Inspection Reports.

(s)         Seller shall have entered into that certain Second Amendment to Loan Agreement and Loan Documents (Substitution of Lender) and that Third Amendment to Loan Agreement and Loan Documents (Sale Leaseback) (collectively, the “Loan Agreement”) with Greater Nevada Credit Union (“Lender”), and all associated documents.

4.           Seller’s Conditions to Closing. Seller shall not be obligated to consummate the transactions contemplated by this Agreement unless the following conditions precedent shall have been satisfied or waived in writing by Seller:

(a)         The representations and warranties made by Buyer in the Transaction Documents shall be true and correct in all material respects, and all of the terms, provisions, covenants, conditions, agreements and obligations required to be performed by Buyer under the Transaction Documents shall have been performed, met or complied with in all material respects.

Purchase and Sale Agreement

New Rise Renewables (NV)

(b)         There shall be no action or proceeding, instituted, pending or threatened against Buyer before any Governmental Authority that would have a material adverse impact on Buyer’s ability to Close or to perform as landlord under the Lease.

(c)         Buyer shall have delivered to Seller the Transaction Documents to which it is a party and the Purchase Price in accordance with Section 7(b).

(d)         Seller shall have entered into the Loan Agreement with Lender and all associated documents.

5.           Representations and Warranties.

(a)         Buyer and Seller each represents and warrants to the other that: (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, and is duly licensed and qualified to transact business in and in good standing as a foreign entity in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary; (ii) all necessary action has been taken by it to authorize the execution, delivery and performance of the Transaction Documents, the signatory is duly authorized to execute the Transaction Documents and bind the party hereto, and the Transaction Documents are the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and subject to the effect of general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity; (iii) neither the entering into of the Transaction Documents nor the consummation of the transactions contemplated by this Agreement will constitute or result in a violation or breach of any contract or any other instrument or agreement to which it or its assets may be subject to or bound; (iv) neither the entering into of the Transaction Documents nor the consummation of the transactions contemplated by this Agreement will constitute a violation or breach by it of any judgment, order, writ, injunction or decree issued against or imposed upon it or will result in a violation of any applicable law, order, rule or regulation of any duly constituted Governmental Authority; (v) there are no actions, suits, proceedings or investigations pending or, to its knowledge, threatened against it before any Governmental Authority, and (vi) no bankruptcy, insolvency, rearrangement or similar action or proceeding, whether voluntary or involuntary, is pending or, to its knowledge, threatened against it, nor has it any intention of filing or commencing any such action or proceeding.

(b)         Seller represents and warrants to Buyer the following:

(i)           Seller is the fee simple owner of the Property, and no party has any lease (other than Tenant under the Lease at Closing), license, right to purchase, right of first offer, right of first refusal or other right or interest relating to the use, occupancy, possession or ownership of the Property, or any portion thereof, and no adverse or other parties are in possession of the Property, or any portion thereof.

Purchase and Sale Agreement

New Rise Renewables (NV)

(ii)          The Property, the use of the Property, and all current operations of the Property are in compliance with Legal Requirements in all material respects, and neither Seller, Tenant, nor any Agent has received any written notice to the contrary.

(iii)         All permits, licenses or similar authorizations required to occupy and operate the Property with respect to its intended use and in compliance with Legal Requirements have been obtained and are in full force and effect.

(iv)         Neither Seller, Tenant, nor any Agent has received a written notice of or has any other knowledge or information of any pending or contemplated condemnation action with respect to the Property or any improvements located thereon, or its means of ingress and egress.

(v)          No litigation, action, or proceeding before any Governmental Authority is instituted, pending or threatened against or involving Seller, the Property, or Tenant.

(vi)         It is not a “foreign person” as defined in Internal Revenue Code Section 1445 and any related regulations and Buyer will have no duty to collect withholding taxes for it at Closing pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended.

(vii)        Except for the Lease and title matters recorded in the applicable land records or set forth as exceptions in the Pro Forma Policy, no written commitments to or agreements with any third party or Governmental Authority affecting the Property that would be binding on Buyer after Closing.

(viii)       All bills and claims for labor performed or materials furnished to or for the benefit of the Property for the period prior to the date of Closing have been paid in full or will be paid at the Closing and there are no mechanic’s liens or materialmen’s liens (whether or not perfected) on or affecting the Property.

(ix)          The Property is not located in a Special Flood Hazard Area as defined by the Federal Emergency Management Agency.

(x)           There are no underground storage tanks at the Property.

(xi)          The Property is not subject to any environmental liens or active remediation and none are pending, or to the knowledge of Seller, threatened.

(xii)         Except as is consistent with the operation of similar facilities in compliance with Environment Law, there are no, nor have there ever been, Hazardous Substances used, handled, disposed of or otherwise released in, on, under, from or about the Property, nor has it received any written notice alleging a violation of Environmental Law or the presence of any Hazardous Substances in, on, under or about the Property in violation of any Environmental Law.

(xiii)        All information known to Seller, Tenant or any Affiliate relating to the presence of Hazardous Substances in violation of Environmental Law, in, on, under or from the Property has been provided to Buyer as part of the Existing Environmental Reports delivered to Buyer, including, without limitation, information relating to all current and past environmental remediation at the Property.

Purchase and Sale Agreement

New Rise Renewables (NV)

(xiv)       All of the Due Diligence Documents have been delivered to Buyer, and the Due Diligence Documents are accurate, complete and not misleading in any material respect.

(xv)        The Plans and Specifications comply in all material respects with (A) the requirements of all applicable laws, and (B) the recommendations set forth in the Existing Environmental Reports.

(xvi)       The Property is free and clear of all liens, claims, charges and encumbrances of every type or nature, except for the Permitted Encumbrances.

(xvii)       All utility services necessary for the construction of the Project and the operation thereof for their intended purposes are or will be available at the boundary of the Property, including water supply, storm and sanitary sewer facilities, electric and telephone facilities. If any of such utility services is not now so available, the cost of making the same available at the boundary line of the Property is included in the Budget.

(xviii)     All roads necessary for ingress and egress to the Property and for the full utilization of the Project for its intended purposes, including all streets, gutters and curbs have been installed and completed with the approval of the appropriate governmental authority.

(xix)        Except as to certain items that will be paid at the Closing, there is no default beyond any applicable cure period on the part of Seller under this Agreement, the other Transaction Documents, or the Existing Construction Documents, and, to the knowledge of Seller, no event has occurred and is continuing which with notice or the passage of time, or both, would constitute a default under any of the aforesaid instruments. To the knowledge of Seller, there is no material default by the counterparties under the Existing Construction Documents, nor any condition which, given notice or the passage of time, or both, would constitute a material default under the Existing Construction Documents. The copies of the Existing Construction Documents furnished to date to Buyer are true, correct and complete copies thereof and all of the aforesaid agreements are all in full force and effect.

(xx)         In regards to any financial statements heretofore delivered to Buyer by Seller and Tenant, Seller represents that the same are true and correct in all material respects and fairly present the financial condition of Seller or Tenant, as the case may be, as of the respective dates thereof, no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof, and no additional borrowings have been made by Seller or Tenant since the date thereof other than borrowing contemplated hereby or approved by Buyer.

(xxi)        Except as disclosed in the Due Diligence Documents, as of the Closing Date, Seller represents that the only lease of the Property is the Lease. Seller has delivered to Buyer a true, correct, and complete copy of the Lease, which is in full force and effect and free of any default or claim of default by the parties thereto.

Purchase and Sale Agreement

New Rise Renewables (NV)

(xxii)       There is no asserted or assessed (or to the knowledge of Seller, proposed) tax deficiency against Seller or the Property.

(xxiii)     All consents to the transactions contemplated in connection with this Agreement and the other Transaction Documents have been obtained.

(xxiv)     Seller has delivered to Buyer full possession and occupancy of all of the Property, free from all claims of occupancy or use of any kind whatsoever, except for Permitted Encumbrances and Tenant’s right to occupy and use the same pursuant to the terms of the Lease.

(xxv)      There has been no taking, condemnation or eminent domain proceeding of any of the Property and Seller has no knowledge of any such actions being threatened against any portion of the Property.

6.           Publicity. Buyer and Seller each hereby covenants and agrees that after the Closing, any press release or public statement regarding the Project issued by Buyer or Seller shall be subject to the review and approval of the other (which approval shall not be unreasonably withheld, conditioned or delayed), except to the extent required by Legal Requirements. The obligations under this Section 6 shall survive the Closing and the transfer of title to the Property. Notwithstanding anything in this Section 6 or any other Section of this Agreement to the contrary, Buyer and its affiliates shall have the right to make any disclosures or filings (i) required by Legal Requirements or any rule or regulation promulgated by the Securities and Exchange Commission, and (ii) to rating agencies, existing or potential investors, or existing or potential lenders as may be necessary in Buyer’s or its affiliates’ reasonable judgment, and nothing in this Section 6 or any other Section of this Agreement shall prohibit, restrict, or condition in any way whatsoever such disclosures or filings or Buyer’s or any of its affiliates’ compliance with Legal Requirements.

7.           Closing.

(a)         Generally. Closing shall occur on the Closing Date with immediately available funds and closing documents delivered to Escrow Agent, in escrow, on or before the Closing Date. Escrow Agent shall serve as the closing agent and shall be responsible for preparing the closing statement and customary transfer documents in accordance with and subject to the terms and conditions of this Agreement.

(b)         Buyer Closing Documents; Payment of Purchase Price. Buyer shall deliver to Escrow Agent on or before the Closing Date: (i) a counterpart of the closing statement executed by Buyer; (ii) duplicate originals of the Lease executed by Buyer; (iii) any other documents, instruments or agreements called for under this Agreement or applicable Legal Requirements, which have not previously been delivered or which are reasonably necessary to Close; (iv) the Buyer’s original counterpart signature to the Deed; and (v) the balance of the Purchase Price and all other funds due and owing from Buyer to Seller, after all applicable credits, adjustments and prorations called for under this Agreement.

Purchase and Sale Agreement

New Rise Renewables (NV)

(c)         Seller Closing Documents. Seller shall deliver to Escrow Agent on or before the Closing Date: (i) a counterpart of the closing statement executed by Seller; (ii) the original Deed executed by Seller; (iii) duplicate originals of the Lease executed by Tenant; (iv) an original Organization and Authorization Certificate executed by Seller; (v) an Organization and Authorization Certificate executed by Tenant; (vi) an original of the Lease Terminations, if any, executed by the applicable parties; and (vii) any other documents, instruments, agreements or curatives called for under this Agreement or applicable Legal Requirements, or as reasonably required by Buyer, which have not previously been delivered or which are reasonably necessary to Close, including, without limitation, such affidavits as the Title Company may reasonably require in order to issue, without additional charge, the Title Policy.

(d)         Costs. Seller and/or Tenant shall be responsible for: (i) the cost of recording the Deed; (ii) all taxes and recording expenses, including all intangible, registration, stamp and Transfer Taxes; (iii) all title search and examination fees, and the cost of the premium charged for the Title Policy; (iv) the cost of any charges to remove all liens, encumbrances and other exceptions to coverage required to be removed by this Agreement, including, without limitation, the cost to record applicable curative documents; (v) the Escrow Agent’s closing fee; (vi) appraiser fees, environmental audit fees, and insurance consulting fees; (vii) the cost of the Survey, the Environmental Assessments and the Zoning Letter; (viii) all fees and commissions due to any broker pursuant to Section 7(i) of this Agreement; (ix) the cost of all endorsements to the Title Policy; (x) all reasonable legal fees and expenses, including, without limitation, Buyer’s counsel’s reasonable fees and expenses; (xi) the Finance Fee; (xii) all fees and out-of-pocket expenses of Buyer and its agents and employees; (xiii) all costs and expenses incurred by Buyer in connection with enforcement of the Transaction Documents; (xiv) all fees incurred in connection with any lawsuit or other proceeding against Buyer in connection with the Transaction Documents and/or the Project; and (xv) the Closing costs and expenses as reflected on the Closing statement and/or flow of funds memorandum. On the Closing Date, Tenant shall cause the amounts set forth on Exhibit C to be disbursed to the payees listed thereon.

(e)         Prorations and Apportionments. As Tenant will be responsible for the payment of all utilities, taxes, assessments, charges and costs of every kind and nature associated with the operation and use of the Property, as more particularly set forth in the Lease, Buyer and Seller shall not adjust, prorate or apportion any such items at Closing but rather Seller and Tenant shall continue to be fully responsible for all such items. Seller shall have no claims against Buyer and hereby releases Buyer from and agrees to indemnify and hold Buyer harmless from all claims and liability with respect to any such adjustments, prorations and apportionments. The terms and provisions of this Section 7(e) shall survive Closing and the transfer of title.

(f)          Rent. At Closing, Seller shall (or Seller shall cause Tenant to) pay Buyer the first partial payment of Base Rent (as defined in the Lease) due Buyer under the Lease. Such Base Rent payment shall be prorated to cover the period from and including the Closing Date through and including the last day of the calendar quarter in which the Closing occurs. In the event the Closing occurs after the 25th day of the last month of the calendar quarter, Seller shall (or Seller shall cause Tenant to) also pay at Closing the full payment of Base Rent due Buyer under the Lease for the month following the month of Closing.

Purchase and Sale Agreement

New Rise Renewables (NV)

(g)         Application of Proceeds. If there shall be any liens or encumbrances that Seller is obligated to pay and discharge in whole or part at Closing, Title Company may use the net proceeds of the Purchase Price to release and discharge the same, and Seller shall satisfy Title Company’s reasonable requirements with respect to the delivery of documents necessary for Title Company to issue the Title Policy without exception for liens and encumbrances of record other than the Permitted Encumbrances, including, without limitation, payment of the cost of recording or filing said instruments which shall be deducted from the balance of the Purchase Price payable to Seller at Closing.

(h)         Possession and Condition. Seller acknowledges and agrees that the Property is being leased to Tenant in an “AS IS” and “WHERE IS” condition. Buyer and Tenant shall accept the Property at the time of Closing in the same condition as the Property is in as of the Effective Date, as such condition shall have changed by reason of ordinary wear and tear.

(i)          Broker’s Fees. Buyer and Seller each represents and warrants to the other that there are no fees or commissions due as a result of their employment of any broker. Buyer and Seller each agree to indemnify and hold the other harmless for any and all claims and expenses, including legal fees, if any fees or commission is determined to be due by reason of employment of a broker. The terms of this Section 7(i) shall survive Closing and the transfer of title or the earlier termination of this Agreement.

(j)          Tax Treatment. This Agreement and the Lease (the “Transaction”) are collectively intended to constitute a financing arrangement for federal income tax purposes and are not intended to convey to Buyer any benefits and burdens of ownership or to cause Buyer to be treated as the owner of the Property for federal income tax purposes. As a result of the Transaction, the parties intend for the Seller to retain all benefits and burdens of ownership of the Property and to remain the owner of Property for federal income tax purposes. The parties agree to treat the Transaction in a manner that is consistent with this intention, including filing all federal, state and local income tax returns and other reports consistent with such treatment. Buyer, as a lender for federal income tax purposes, shall not claim tax credits, depreciation or any other federal or state income tax benefits with respect to the Property, or take any action which is inconsistent with this provision.

8.           Default by Seller. If any of Seller’s representations and warranties in this Agreement or any other Transaction Document prove to be untrue in any material respect, or if Seller otherwise defaults in the performance of any of its obligations under this Agreement or any other Transaction Document and Seller fails to cure such default within ten (10) days after Buyer has provided written notice of such default to Seller, Buyer shall be entitled to: (a) terminate this Agreement upon written notice delivered to Seller; (b) pursue any remedies available at law or in equity, including the specific performance of this Agreement by Seller; and/or (c) pursue any remedies available under the Lease. Seller shall reimburse Buyer for all of Buyer’s out-of-pocket costs and expenses, including, but not limited to, Buyer’s reasonable attorneys’ fees and the full cost of the Zoning Letter, the Environmental Assessments, and the Survey. The provisions of this Section 8 shall survive Closing and the transfer of title or a termination of this Agreement.

Purchase and Sale Agreement

New Rise Renewables (NV)

9.           Indemnification of Buyer. Seller shall indemnify, defend and hold Buyer harmless from and against: (i) any claim, loss, damage or expense asserted against or suffered by Buyer resulting from the breach or default of any of the representations, warranties or covenants made by Seller under this Agreement or any other Transaction Document; and (ii) any liability or obligation of Seller which Buyer is not required to assume under this Agreement or any other Transaction Document or accruing prior to such assumption, including, but not limited to, any personal injury or property damage suffered in, on or about the Property or relating thereto occurring before the Closing Date. The terms of this Section 9 shall survive the Closing and the transfer of title, or any earlier termination of this Agreement.

10.         Remedies to Enforce Indemnification Rights; Notice of Claim or Demand. In the event Buyer receives notice of a claim or demand against which it is entitled to indemnification under this Agreement, Buyer shall promptly give notice thereof to Seller. Seller shall take such measures as may be reasonably required to properly and effectively defend such claim, and may defend same with counsel of its own choosing approved by Buyer (which approval shall not be unreasonably withheld or delayed). In the event Seller refuses to defend such claim or fails to properly and effectively defend such claim, then Buyer may defend such claim with counsel of its own choosing at the expense of Seller. In such event, Buyer may settle such claim without the consent of Seller. The terms of this Section 10 shall survive the Closing and the transfer of title, or any earlier termination of this Agreement.

11.         Confidentiality. Buyer and Seller acknowledge that any and all information that either party has heretofore furnished or hereafter furnishes to the other with respect to the Property, the transactions contemplated by this Agreement or other non-public proprietary or confidential information of the parties has been and will be furnished on the condition that the receiving party maintains the confidentiality thereof until Closing. Accordingly, prior to, or after, Closing, Buyer and Seller shall not disclose, and shall prohibit their respective agents, consultants, employees, representatives and any parties identified in clause (i) below from disclosing, to any other entity or individual without the prior written consent of the disclosing party: (a) the material terms of this Agreement; (b) any of the information in respect of the Property, including, but not limited to, the Due Diligence Documents and any information heretofore or hereafter obtained by Buyer or its agents, consultants or representatives in connection with Buyer’s due diligence investigations of the Property; and (c) any other non-public proprietary or confidential information of the disclosing party. In the event the Closing does not occur or this Agreement is terminated, each party shall, upon request from the other, promptly return to the other all documents containing any of such information without retaining any copy thereof or extract therefrom, including (but not limited to) return of the Due Diligence Documents by Buyer to Seller. Notwithstanding anything to the contrary hereinabove set forth, either party may disclose such information (i) on a need-to-know basis to the Title Company, to receiving party’s agents, employees, consultants, managers, investors, accountants, attorneys and contractors, to its existing or potential lenders and subsequent purchasers, and to members of professional firms serving it or its potential lenders and (ii) as any Governmental Authority may require in order to comply with applicable Legal Requirements, secure any and all approvals or permits in connection with the Project, or a court order. Notwithstanding the foregoing, the foregoing confidentiality obligation shall not apply to any such information that (1) is or becomes generally available to the public other than as a result of a breach of this Agreement; (2) is obtained by receiving party or its Agents on a non- confidential basis from a third-party that, to receiving party’s knowledge, was not legally or contractually restricted from disclosing such information; (3) was in receiving party’s or its Agent’s possession prior to disclosing party’s disclosure hereunder; or (4) was or is independently developed by receiving party or its agents without using any such confidential information. The terms of this Section 11 shall survive the termination of this Agreement.

Purchase and Sale Agreement

New Rise Renewables (NV)

12.         Notices. Any notice, request, tender, demand, delivery, approval or other communication provided for, required or arising under this Agreement shall be in writing and shall be deemed delivered: (a) if delivered in person, upon delivery to an individual or to an officer of a corporate party; (b) if mailed, three (3) business days following deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, or if delivered via overnight courier with instructions to deliver the next business day, one (1) business day after delivery to such overnight courier, in either case addressed to the other party or parties at the address or addresses below or at such other address or addresses of which such party may give notice in accordance with the provisions of this Section 12; or, (c) if by fax or email, upon successful transmission of the fax or email, transmitted to the other party or parties at the fax number or email address provided below or such other fax number or email address of which such party may give notice in accordance with the provisions of this Section 12. Any and all such notices may be given on behalf of either party by its below named attorney.

Buyer:	Twain GL XXVIII, LLC 2200 Washington Avenue St. Louis, MO 63103 Attn: Stephanie Deterding

Email:

With a copy to:	Stinson LLP

7700 Forsyth Boulevard, Suite 1100
St. Louis, MO 63105

Attn: Robert Faulkner

Email:

Seller:	New Rise Renewables Reno, LLC 14830 Kivett Lane,

Reno, NV 89521

Attention: Randy Soule
Email:

With a copy to company:	Vaught & Conner, a Professional limited liability Company

1900 NW Expressway, Suite 1300
50 Penn Place Building
Oklahoma City, OK 73118

Attn: Scot Conner

Email:

Purchase and Sale Agreement

New Rise Renewables (NV)

13.         Miscellaneous.

(a)         Further Assurances. Buyer and Seller shall in good faith cooperate with each other in satisfying all conditions contained in this Agreement, including, without limitation, executing or re- executing any and all documents reasonably required to be executed by Seller as record owner of the Property to accomplish any verifications, approvals or determinations. Buyer and Seller agree that they will, at any time and from time to time after Closing, upon request of the other party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, and assurances as may be reasonably required in order to more fully complete the terms of this Agreement to the extent usual and customary for commercial real estate closings where the Property is located.

(b)         Assignment. Seller may not assign this Agreement, in whole or in part, without the prior written consent of Buyer; provided, however, that Seller may assign its rights under this Agreement without the consent of any other party to this Agreement in connection with the mortgage, assignment or other transfer of Seller’s interest in the Property, as permitted under the Lease.

(c)         Survival. The representations and warranties of the parties contained in this Agreement shall survive the Closing and the transfer of title to the Property for a period equal to the greater of (i) thirty-six (36) months after the Closing and (ii) so long as Seller, Tenant or an Affiliate of Seller or Tenant is a tenant under the Lease.

(d)         Successors and Assigns. All terms of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and permitted assigns.

(e)         Modifications. No modification, waiver, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein. Without limiting the generality of the foregoing, this Agreement alone fully and completely expresses the agreement between the parties and it is specifically understood that no oral representation is binding on Buyer or Seller.

(f)          Governing Law and Venue. This Agreement shall be construed and enforced in accordance with the laws of Missouri. Each party hereto consents to the jurisdiction of any court of competent jurisdiction for any action arising out of matters related to this Agreement. Each of the parties hereto waives the right to commence an action in connection with this Agreement in any court outside of said county.

Purchase and Sale Agreement

New Rise Renewables (NV)

(g)         Interpretation. The principle that an agreement should be construed against the party drafting the agreement shall not apply to this Agreement as both parties hereto have contributed substantially in the negotiation and drafting of this Agreement. The captions of this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement of any term hereof. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders. The singular shall include the plural and vice versa.

(h)         Invalid Provision. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Agreement shall remain in full force.

(i)          Time of Essence. Time is of the essence of this Agreement. However, if the final date of any time period under or provided by this Agreement falls on a day that is not a business day, then, and in such event, the time of such period shall be extended to the next business day.

(j)          Waiver. Each of the parties hereto reserves the right to waive, in whole or in part, any provision hereof which is for its benefit.

(k)         Non-Recording. Neither this Agreement nor any memorandum or disclosure thereof shall be recorded without the prior written consent of all parties to this Agreement.

(l)          Counterparts. This Agreement may be executed in any number of counterparts, each of which, when taken together and confirmed between the attorneys identified herein, shall constitute but one and the same fully executed instrument. Signatures on counterparts of this Agreement that are delivered via fax, email or by other electronic means are authorized and shall be acknowledged as if such signatures were an original execution.

(m)        Schedules and Exhibits. The following schedules and exhibits attached hereto are hereby expressly made a part of this Agreement:

(i)           EXHIBIT A – Legal Description of the Property

(ii)          EXHIBIT B – Budget

(iii)         EXHIBIT C – Closing Date Disbursements

[SIGNATURE PAGES FOLLOW]

Purchase and Sale Agreement

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IN WITNESS WHEREOF, Buyer has executed this Agreement as of the day and year first above written.

BUYER:	TWAIN GL XXVIII, LLC,
a Missouri limited liability company

	By:	/s/ Nick Theodore
Name: Nick Theodore
Title: Vice President

Signature Page - Purchase Agreement

Purchase and Sale Agreement

New Rise Renewables (NV)

IN WITNESS WHEREOF, Seller has executed this Agreement as of the day and year first above written.

SELLER:	NEW RISE RENEWABLES RENO, LLC,
a Delaware limited liability company

	By:	/s/ Randy Soule
Name: Randall Soule
Title: Manager

Signature Page - Purchase Agreement

Purchase and Sale Agreement

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EXHIBIT A

LEGAL DESCRIPTION

Purchase and Sale Agreement

New Rise Renewables (NV)

Exhibit A

EXHIBIT B

BUDGET

Purchase and Sale Agreement

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Exhibit B

EXHIBIT C

CLOSING DATE DISBURSEMENTS

Purchase and Sale Agreement

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Exhibit C